United States
Securities and Exchange Commission

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 25, 2006

SHUFFLE MASTER, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-20820	41-1448495
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation or Organization)

1106 Palms Airport Drive
Las Vegas, Nevada		89119-3720
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 897-7150

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 25, 2006, Shuffle Master, Inc. (NASDAQ National Market: SHFL) (either the “Company,” “we” or “our”) completed a private equity investment and purchased approximately 2,300,000 shares of the common stock of Sona Mobile Holdings Corp. (“Sona”) (NASDAQ OTC: BB SNMB) at the price of $1.30 per share for approximately $3,000,000.  This private equity investment is pursuant to a stock option agreement between Sona and the Company dated December 29, 2005.  Additionally, as part of our investment in Sona, we will receive one seat on the Sona Board of Directors.

We received the stock option rights in connection with that certain strategic alliance with Sona entered into on January 13, 2006.  Under the strategic alliance, the Company and Sona will license, develop, distribute and market “in casino” wireless handheld gaming content and delivery systems to casinos throughout the world.  Additionally, Sona will develop a Shuffle Master-branded wireless gaming platform for in-casino use that will feature handheld versions of our proprietary table game content as well as other popular public-domain casino games.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SHUFFLE MASTER, INC.
(Registrant)

Date: January 31, 2006

/s/ Mark L. Yoseloff
Mark L. Yoseloff
Chairman of the Board and Chief Executive Officer